Exhibit 99.1

Lithia Reports Record First Quarter 2017 Results

Increases Dividend to $0.27 Per Share

MEDFORD, Ore.--(BUSINESS WIRE)--April 19, 2017--Lithia Motors, Inc. (NYSE: LAD) today reported the highest first quarter revenue and earnings per share in company history.

First quarter 2017 unadjusted net income per diluted share increased 30% to $2.01 from $1.55 for the first quarter of 2016. Adjusted net income per diluted share increased 15% to $1.78 from $1.55 for the same period in 2016. First quarter 2017 unadjusted net income increased 26% to $50.7 million from $40.3 million for the first quarter of 2016. Adjusted net income increased 12% to $45.0 million compared to first quarter 2016 adjusted net income of $40.4 million.

As shown in the attached non-GAAP reconciliation tables, the 2017 first quarter adjusted results exclude a $0.23 per share non-core benefit related to legal settlements with two Original Equipment Manufacturers. The 2016 first quarter non-core adjustments resulted in no change to earnings per share.

First quarter 2017 revenue increased 13% to $2.2 billion from $2.0 billion in the first quarter of 2016.

First Quarter-over-Quarter Operating Highlights:

  Total same store sales increased 3%
  New vehicle same store sales increased slightly
  Used vehicle retail same store sales increased 6%
  Service, body and parts same store sales increased 8%
  Same store F&I per unit increased $62 to $1,353
  SG&A expense as a percentage of gross profit was 71.1%

"Through a disciplined acquisition strategy and strong operational execution, we’re pleased to report our 26th consecutive quarter of record earnings per share," said Bryan DeBoer, President and CEO. "We grew revenue 13% and adjusted earnings 12% over last year and a significant number of stores still have ample opportunity to improve. Since 2010, we have grown our revenue four-fold and our EPS seven-fold, all while currently maintaining a leverage ratio of less than two. The ability to flex our balance sheet coupled with our free cash flow provides capacity to continue acquisitions at a similar or accelerated cadence in 2017 and beyond."

Balance Sheet Update

We ended the first quarter with $31 million in cash and $255 million in availability under our credit facilities. Additionally, approximately $218 million of our operating real estate is currently unfinanced, which we estimate could provide $164 million in capital, for total potential liquidity of $450 million.

Dividend Payment and Share Repurchases

Our Board of Directors has approved an 8% increase in our dividend to $0.27 per share related to first quarter 2017 financial results. We expect to pay the dividend on May 26, 2017 to shareholders of record on May 12, 2017.

Since March 31, 2017, we have repurchased approximately 136,000 shares at a weighted average price of $81.60 per share. Year to date, we have repurchased approximately 198,000 shares at a weighted average price of $86.41 per share. Under our existing $250 million share repurchase authorization, approximately $176 million remains available.

2017 Earnings Guidance

We project 2017 full year earnings of $8.05 to $8.35 per diluted share. This projection is based on the following annual assumptions:

  Total revenue of $9.2 to $9.4 billion
  New vehicle same store sales increasing 1.5%
  New vehicle gross margin of 5.5% to 5.7%
  Used vehicle same store sales increasing 5.5%
  Used vehicle gross margin of 11.5% to 11.7%
  Service body and parts same store sales increasing 5.0%
  Service body and parts gross margin of 48.2% to 48.4%
  Finance and insurance gross profit of $1,285 to $1,310 per unit
  Tax rate of 39.5%
  Average diluted shares outstanding of 25.3 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

First Quarter Earnings Conference Call and Updated Presentation

The first quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to our investor relations website.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia

Lithia Motors, Inc. is one of the largest automotive retailers in the United States and is among the fastest growing companies in the Fortune 500. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 152 stores in 17 states. Lithia also arranges finance, warranty, and credit insurance contracts. In addition, Lithia provides vehicle parts, maintenance and repair services at all of its locations.

Sites

www.lithiamotors.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

  Expected operating results, such as improved store efficiency and performance; generating 2017 full year earnings of $8.05 to $8.35 per diluted share and all projections set forth under the headings "2017 Earnings Guidance";
  Our ability to improve store performance;
  Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to achieve returns on investments;
  Anticipated revenues from acquired stores; and
  Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Three months ended			%
	March 31,		Increase	Increase
	2017	2016	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$1,210,304	$1,096,055	$114,249	10.4%
Used vehicle retail	602,223	532,726	69,497	13.0
Used vehicle wholesale	71,503	65,146	6,357	9.8
Finance and insurance	86,777	77,638	9,139	11.8
Service, body and parts	232,574	196,675	35,899	18.3
Fleet and other	32,720	14,621	18,099	123.8
Total revenues	2,236,101	1,982,861	253,240	12.8%
Cost of sales:
New vehicle retail	1,140,186	1,029,289	110,897	10.8
Used vehicle retail	533,440	468,449	64,991	13.9
Used vehicle wholesale	69,986	63,316	6,670	10.5
Service, body and parts	119,380	100,556	18,824	18.7
Fleet and other	31,457	14,069	17,388	123.6
Total cost of sales	1,894,449	1,675,679	218,770	13.1
Gross profit	341,652	307,182	34,470	11.2
Asset impairments	—	3,498	(3,498)	(100.0)
SG&A expense	242,772	219,106	23,666	10.8
Depreciation and amortization	12,739	11,663	1,076	9.2
Income from operations	86,141	72,915	13,226	18.1
Floor plan interest expense	(8,052)	(5,909)	2,143	36.3
Other interest expense	(6,671)	(5,459)	1,212	22.2
Other income (expense), net	9,845	(1,526)	(11,371)	NM
Income before income taxes	81,263	60,021	21,242	35.4
Income tax expense	(30,536)	(19,751)	10,785	54.6
Income tax rate	37.6%	32.9%
Net income	$50,727	$40,270	$10,457	26.0%

Diluted net income per share:
Net income per share	$2.01	$1.55	$0.46	29.7%

Diluted shares outstanding	25,250	25,973	(723)	(2.8)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended				%
	March 31,		Increase		Increase
	2017	2016	(Decrease)		(Decrease)
Gross margin
New vehicle retail	5.8%	6.1%	(30	) bps
Used vehicle retail	11.4	12.1	(70)
Used vehicle wholesale	2.1	2.8	(70)
Finance and insurance	100.0	100.0	—
Service, body and parts	48.7	48.9	(20)
Fleet and other	3.9	3.8	10
Gross profit margin	15.3	15.5	(20)

Unit sales
New vehicle retail	35,616	32,749	2,867		8.8%
Used vehicle retail	30,783	27,431	3,352		12.2
Total retail units sold	66,399	60,180	6,219		10.3
Used vehicle wholesale	10,840	9,513	1,327		13.9

Average selling price
New vehicle retail	$33,982	$33,468	$514		1.5%
Used vehicle retail	19,563	19,421	142		0.7
Used vehicle wholesale	6,596	6,848	(252)		(3.7)

Average gross profit per unit
New vehicle retail	$1,969	$2,039	$(70)		(3.4)%
Used vehicle retail	2,234	2,343	(109)		(4.7)
Used vehicle wholesale	140	192	(52)		(27.1)
Finance and insurance	1,307	1,290	17		1.3
Total vehicle(1)	3,422	3,498	(76)		(2.2)

Revenue mix
New vehicle retail	54.1%	55.3%
Used vehicle retail	26.9	26.9
Used vehicle wholesale	3.2	3.3
Finance and insurance, net	3.9	3.9
Service, body and parts	10.4	9.9
Fleet and other	1.5	0.7

	Adjusted		As reported
	Three Months Ended		Three months ended
	March 31,		March 31,
Other metrics	2017	2016	2017		2016
SG&A as a % of revenue	10.9%	11.0%	10.9%		11.0%
SG&A as a % of gross profit	71.1	71.1	71.1		71.3
Operating profit as a % of revenue	3.9	3.9	3.9		3.7
Operating profit as a % of gross profit	25.2	25.1	25.2		23.7
Pretax margin	3.2	3.3	3.6		3.0
Net profit margin	2.0	2.0	2.3		2.0
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended				%
	March 31,		Increase		Increase
	2017	2016	(Decrease)		(Decrease)
Revenues
New vehicle retail	$1,096,703	$1,094,134		2,569	0.2%
Used vehicle retail	561,800	530,623		31,177	5.9
Used vehicle wholesale	63,132	65,013		(1,881)	(2.9)
Finance and insurance	82,131	77,458		4,673	6.0
Service, body and parts	210,841	195,888		14,953	7.6
Fleet and other	28,747	14,620		14,127	96.6
Total revenues	$2,043,354	$1,977,736		65,618	3.3

Gross profit
New vehicle retail	$63,811	$66,753		$(2,942)	(4.4)%
Used vehicle retail	64,917	64,096		821	1.3
Used vehicle wholesale	1,426	1,852		(426)	(23.0)
Finance and insurance	82,131	77,458		4,673	6.0
Service, body and parts	103,150	95,723		7,427	7.8
Fleet and other	1,105	549		556	101.3
Total gross profit	$316,540	$306,431		$10,109	3.3

Gross margin
New vehicle retail	5.8%	6.1%	(30	) bps
Used vehicle retail	11.6	12.1		(50)
Used vehicle wholesale	2.3	2.8		(50)
Finance and insurance	100.0	100.0		—
Service, body and parts	48.9	48.9		—
Fleet and other	3.8	3.8		—
Total gross profit	15.5	15.5		—

Unit sales
New vehicle retail	32,215	32,687		(472)	(1.4)%
Used vehicle retail	28,501	27,320		1,181	4.3
Total retail units sold	60,716	60,007		709	1.2
Used vehicle wholesale	9,594	9,488		106	1.1

Average selling price
New vehicle retail	$34,043	$33,473		$570	1.7%
Used vehicle retail	19,712	19,423		289	1.5
Used vehicle wholesale	6,580	6,852		(272)	(4.0)

Average gross profit per unit
New vehicle retail	$1,981	$2,042		$(61)	(3.0)%
Used vehicle retail	2,278	2,346		(68)	(2.9)
Used vehicle wholesale	149	195		(46)	(23.6)
Finance and insurance	1,353	1,291		62	4.8
Total vehicle(1)	3,496	3,502		(6)	(0.2)
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

	Three months ended			%
	March 31,		Increase	Increase
	2017	2016	(Decrease)	(Decrease)
Revenues
Domestic	$899,759	$771,902	$127,857	16.6%
Import	971,472	862,743	108,729	12.6
Luxury	363,803	346,813	16,990	4.9
Total segment revenues	2,235,034	1,981,458	253,576	12.8
Corporate and other	1,067	1,403	(336)	(23.9)
Total revenues	$2,236,101	$1,982,861	$253,240	12.8

Segment Income(1)
Domestic	$25,442	$23,132	$2,310	10.0%
Import	22,172	24,263	(2,091)	(8.6)
Luxury	4,713	4,583	130	2.8
Total segment income	52,327	51,978	349	0.7
Corporate and other	38,501	26,691	11,810	44.2
Depreciation and amortization	(12,739)	(11,663)	1,076	9.2
Other interest expense	(6,671)	(5,459)	1,212	22.2
Other income (expense), net	9,845	(1,526)	(11,371)	NM
Income before income taxes	$81,263	60,021	$21,242	35.4

(1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other income (expense), net.

Retail New Vehicle Unit Sales
Domestic	12,240	10,729	1,511	14.1%
Import	19,835	18,034	1,801	10.0
Luxury	3,616	4,063	(447)	(11.0)
Total	35,691	32,826	2,865	8.7
Allocated to management	(75)	(77)	2	NM
Total retail new vehicle unit sales	35,616	32,749	2,867	8.8
NM - not meaningful

Lithia Motors, Inc.
Other Highlights (Unaudited)
	As of
	March 31,	December 31,	March 31,
	2017	2016	2016
Days Supply(1)
New vehicle inventory	76	68	78
Used vehicle inventory	50	56	53

(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
		Requirement	As of March 31, 2017
Current ratio		Not less than 1.10 to 1	1.26 to 1
Fixed charge coverage ratio		Not less than 1.20 to 1	3.16 to 1
Leverage ratio		Not more than 5.00 to 1	1.91 to 1
Funded debt restriction		Not more than $900 million	$487.1 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

	Three months ended March 31,
	2017	2016
New vehicle unit sales brand mix
Honda, Acura	22.8%	23.2%
Chrysler, Fiat	18.3	18.8
Toyota, Lexus	17.7	19.7
General Motors	8.9	8.8
Subaru	8.7	7.3
Ford	7.2	5.2
Nissan	4.4	3.8
BMW, Mini	4.0	5.5
Volkswagen, Audi	3.4	2.7
Hyundai	2.1	1.9
Kia	1.2	1.3
Mercedes Benz	1.0	1.3
Other	0.3	0.5

	Three months ended March 31,
	2017	2016
Revenue geographic mix
California	22.8%	22.9%
Oregon	15.9	16.8
New Jersey	12.4	13.9
Texas	11.9	14.0
New York	7.5	3.0
Montana	5.8	6.4
Washington	4.9	5.4
Alaska	4.1	4.7
Nevada	2.9	3.2
Hawaii	2.9	2.0
Idaho	2.8	2.8
Iowa	2.2	2.5
North Dakota	1.2	1.2
Vermont	0.9	—
New Mexico	0.8	0.9
Massachusetts	0.5	0.3
Wyoming	0.5	—

	As of April 19, 2017
	# of stores	% of total
Current store count mix
Chrysler, Fiat	28	18.4%
Honda, Acura	22	14.5
Toyota, Lexus	21	13.8
General Motors	18	11.8
Ford	12	7.9
BMW, Mini	11	7.2
Volkswagen, Audi	10	6.6
Subaru	9	5.9
Nissan	7	4.6
Hyundai	5	3.4
Mercedes Benz	4	2.6
Kia	3	2.0
Other	2	1.3

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2017	December 31, 2016
Cash and cash equivalents	$31,440	$50,282
Trade receivables, net	341,591	417,714
Inventories, net	1,812,217	1,772,587
Other current assets	48,248	46,611
Total current assets	$2,233,496	$2,287,194

Property and equipment, net	1,010,496	1,006,130
Goodwill	259,399	259,399
Franchise value	184,268	184,268
Other non-current assets	114,305	107,159
Total assets	$3,801,964	$3,844,150

Floor plan notes payable	$97,031	$94,602
Floor plan notes payable: non trade	1,503,257	1,506,895
Current maturities of long-term debt	17,917	20,965
Trade payables	80,022	88,423
Accrued liabilities	241,639	211,109
Total current liabilities	$1,939,866	$1,921,994

Long-term debt	666,135	769,916
Deferred revenue	86,840	81,929
Deferred income taxes	58,658	59,075
Other long-term liabilities	100,299	100,460
Total liabilities	$2,851,798	$2,933,374

Class A common stock	163,872	165,512
Class B common stock	157	219
Additional paid-in capital	37,714	41,225
Retained earnings	748,423	703,820
Total liabilities & stockholders' equity	$3,801,964	$3,844,150

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
Net income	$50,727	$40,270
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	—	3,498
Depreciation and amortization	12,739	11,663
Stock-based compensation	2,619	3,149
(Gain) loss on disposal of assets	279	(3,391)
Gain on sale of franchise	—	(1,087)
Deferred income taxes	(417)	5,902
(Increase) decrease:
Trade receivables, net	76,123	25,564
Inventories	(42,298)	(73,744)
Other assets	(3,776)	(4,661)
Increase (decrease):
Floor plan notes payable, net	2,429	7,753
Trade payables	(7,617)	920
Accrued liabilities	31,115	13,425
Other long-term liabilities and deferred revenue	4,750	5,396
Net cash provided by operating activities	$126,673	$34,657

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)
	Three Months Ended March 31,
Net cash provided by operating activities	2017	2016
As reported	$126,673	$34,657
Floor plan notes payable, non-trade, net	(2,110)	38,626
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	—	(4,854)
Adjusted	$124,563	$68,429

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

			Three Months Ended March 31, 2017
			As reported	OEM Settlements	Adjusted
Other income (expense), net			9,845	(9,111)	734

Income before income taxes			$81,263	$(9,111)	$72,152
Income tax expense			(30,536)	3,423	(27,113)
Net income			$50,727	$(5,688)	$45,039

Diluted earnings per share			$2.01	$(0.23)	$1.78
Diluted share count			25,250

	Three Months Ended March 31, 2016
	As reported	Disposal gain on sale of store	Equity investment fair value adjustment	Legal Reserve	Adjusted
Asset impairments	$3,498	$—	$(3,498)	$—	$—

Selling, general and administrative	219,106	1,087	—	(1,906)	218,287

Income from operations	72,915	(1,087)	3,498	1,906	77,232

Other income (expense), net	(1,526)	—	2,066	—	540

Income before income taxes	$60,021	$(1,087)	$5,564	$1,906	$66,404
Income tax expense	(19,751)	426	(5,945)	(747)	(26,017)
Net income	$40,270	$(661)	$(381)	$1,159	$40,387

Diluted earnings per share	$1.55	$(0.03)	$(0.01)	$0.04	$1.55
Diluted share count	25,973

CONTACT:
Lithia Motors, Inc.
John North, 541-618-5748
Senior Vice President and Chief Financial Officer